Exhibit 10.3

November 11, 2010

Behringer Harvard Multifamily Advisors I, LLC

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

Re:          Deferral of Certain Expense Reimbursements

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Advisory Management Agreement, dated June 14, 2010 (the “Advisory Agreement”), by and between Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation (the “Company”), and Behringer Harvard Multifamily Advisors I, LLC, a Texas limited liability company (the “Advisor”).  Capitalized terms used herein but not defined herein shall have the meanings set forth in the Advisory Agreement.

In consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisor hereby agree as follows:

1.             Deferral of Certain Expense Reimbursements.  As of the date of this letter agreement, $2,654,294.01 is due and payable from the Company to the Advisor for reimbursement of Organization and Offering Expenses under the Advisory Agreement.  Notwithstanding anything to the contrary contained in the Advisory Agreement, the Advisor, on behalf of itself and its Affiliates, and its and their respective successors and assigns, hereby defers the Company’s obligations to reimburse such Organization and Offering Expenses and any other reimbursements of Organization and Offering Expenses which would otherwise subsequently become due and payable under the Advisor Agreement.  The Company and the Advisor will consider in the first quarter of 2011, and no later than March 31, 2011, whether reimbursement of all or part of such Organization and Offering Expenses should continue to be deferred.  If no additional agreement between the Advisor and the Company is made, the Advisor shall prepare a statement documenting the unreimbursed Organization and Offering Expenses paid or incurred by the Advisor through March 31, 2011, the Advisor shall deliver the statement to the Company within 45 days after March 31, 2011, and all such Organization and Offering Expenses shall be reimbursed by the Company within 60 days of March 31, 2011.

2.             Ratification; Effect on Advisory Agreement.

(a)           Ratification.  The Advisory Agreement, as amended by this letter agreement, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

(b)           Effect on the Advisory Agreement.  On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Advisory Agreement as amended hereby.

3.             Miscellaneous.

(a)           Governing Law; Venue.  This letter agreement and the legal relations between the parties hereto shall be construed and interpreted in accordance with the internal laws of the State of Texas without giving effect to its conflicts of law principles, and venue for any action brought with respect to any claims arising out of this letter agreement shall be brought exclusively in Dallas County, Texas.

(b)           Modification.  This letter agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

(c)           Headings.  The titles and headings of the sections and subsections contained in this letter agreement are for convenience only, and they neither form a part of this letter agreement nor are they to be used in the construction or interpretation hereof.

(d)           Severability.  The provisions of this letter agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(e)           Counterparts.  This letter agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This letter agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  This letter agreement, to the extent signed and delivered by means of electronic mail or a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were an original signed version thereof delivered in person.  No party hereto shall raise the use of electronic mail or a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of electronic mail or a facsimile machine as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

[The remainder of this page intentionally blank]

If the foregoing meets with your approval, please indicate your acceptance of this letter agreement by countersigning a copy of this letter agreement in the space indicated below.

Very truly yours,

BEHRINGER HARVARD MULTIFAMILY
REIT I, INC.

		By:	/s/ Howard S. Garfield
		Name:	Howard S. Garfield
		Its:	Chief Financial Officer

Acknowledged and agreed, as of
the date first written above:

BEHRINGER HARVARD MULTIFAMILY ADVISORS I, LLC

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Its:	Executive Vice President